[logo
PIONEER]       PIONEER GROWTH SHARES
               60 State Street
               Boston, MA 02109



May 1998

Dear Fellow Shareowner,

[callout in left margin] VOTING YOUR SHARES BY MAIL OR FAX IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED.

On April 21, 1998, your Fund held a shareowner meeting to vote on four important proposals. Enough shareowners voted to obtain the required response for three of the proposals, all of which shareowners approved. (The approved proposals are listed on the back of this letter.)

Unfortunately, not enough shareowners responded to obtain the required vote for the other proposal, Proposal 1. The meeting date for Proposal 1 has been adjourned, or postponed, until June 18, 1998.

Previously, you chose not to vote either "for" or "against" Proposal 1 by marking "abstain" on your proxy card. Because of the adjournment, you have another opportunity to voice your opinion, and we hope you take time now to vote on the proposal.

[bullet]  PROPOSAL 1:
          APPROVE A NEW MANAGEMENT CONTRACT WITH PIONEERING MANAGEMENT CORPORATION (PMC), including a performance-based management fee. Depending upon the Fund's investment performance, relative to a selected securities index, the fee paid by the Fund may be lower or higher than the proposed basic fee. The proposed basic fee would be higher than the management fee currently paid by the Fund to PMC.

[callout in left margin] THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

The Fund's Board of Trustees, whose primary role is to protect shareowners' interests, found that the proposed contract was fair and reasonable and recommend that you vote FOR the proposal. They considered many factors:

[bullet] THIS WOULD BE THE FUND'S FIRST-EVER INCREASE IN MANAGEMENT FEE. The current management fee has been in place since the Fund was introduced in 1968. The Trustees believe the current fee is out of date and inappropriately low under present conditions.

[bullet] THE PROPOSED FEE WOULD PROVIDE RESOURCES NECESSARY TO MANAGE THE FUND. The Trustees concluded that the current fee would not be adequate, over time, to maintain or improve the level of service and performance shareowners receive. The Trustees considered the requirements for excellence in investment management and research, technology and other necessary systems.

[callout in left margin] PLEASE VOTE ON PROPOSAL 1! YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

[bullet] EXTENSIVE, INDEPENDENT RESEARCH SHOWS THE PROPOSED FEE IS APPROPRIATE, GIVEN FEES PAID BY OTHER, SIMILAR MUTUAL FUNDS. The Trustees hired two independent, outside consultants - Lipper Analytical Services, Inc. and Morningstar, Inc. - to analyze the proposed fee in the context of other mutual funds. (As you may know, Lipper and Morningstar compile and analyze a wide range of data on mutual funds.) The proposed fee is consistent with the management fees paid by competing funds with investment objectives of capital appreciation.

Please cast your vote on Proposal 1 now by completing and signing the enclosed proxy card. Please mail your completed and signed proxy as quickly as possible, using the postage-paid envelope provided. OR, FOR YOUR CONVENIENCE, FAX YOUR PROXY CARD USING PIONEER'S TOLL-FREE FAX LINE AT 1-888-451-8683. PLEASE BE SURE TO SIGN YOUR PROXY CARD AND FAX BOTH THE FRONT AND BACK OF THE CARD. You can call Pioneer at 1-800-225-6292 if you have any questions about the proposal or the process for voting your shares. Thank you for your prompt response.

Sincerely,



/S/ John F. Cogan, Jr.
John F. Cogan, Jr.,
Chairman and President

Shareowners approved these proposals on April 21, 1998.

PROPOSAL 2:
Elect nine Trustees to the Board. The Trustees supervise the Fund's activities and review contractual arrangements with companies that provide services to the Fund. All of the nominees currently serve as Trustees.

PROPOSALS 3(A) THROUGH 3(J):
Modernize certain investment restrictions to conform to current standards in the mutual fund industry. The Trustees believe the proposed changes are appropriate and necessary to provide future flexibility in the Fund's investment operations.

PROPOSAL 4:
Ratify the selection of Arthur Andersen LLP as the Fund's independent public accountants for the fiscal year ending December 31, 1998.

Cast your vote on Proposal 1 by completing and signing the proxy card. Please mail your completed and signed proxy as quickly as possible, using the postage-paid envelope provided.



                                                                       0598-5227

 [logo
PIONEER]       Pioneer Growth Shares
               60 State Street
               Boston, MA 02109



May 1998

Dear Fellow Shareowner,

[callout in left margin] VOTING YOUR SHARES BY MAIL OR FAX IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED.

On April 21, 1998, your Fund held a shareowner meeting to vote on four important proposals. Enough shareowners voted to obtain the required response for three of the proposals, all of which shareowners approved. (The approved proposals are listed on the back of this letter.)

Unfortunately, not enough shareowners responded to obtain the required vote for the other proposal, Proposal 1. The meeting date for Proposal 1 has been adjourned, or postponed, until June 18, 1998.

Previously, you chose not to vote your shares. Because of the adjournment, you have another opportunity to voice your opinion, and we hope you take time now to vote on the proposal.

[bullet]  PROPOSAL 1:
          APPROVE A NEW MANAGEMENT CONTRACT WITH PIONEERING MANAGEMENT CORPORATION (PMC), including a performance-based management fee. Depending upon the Fund's investment performance, relative to a selected securities index, the fee paid by the Fund may be lower or higher than the proposed basic fee. The proposed basic fee would be higher than the management fee currently paid by the Fund to PMC.

[callout in left margin] THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

The Fund's Board of Trustees, whose primary role is to protect shareowners' interests, found that the proposed contract was fair and reasonable and recommend that you vote FOR the proposal. They considered many factors:

[bullet] THIS WOULD BE THE FUND'S FIRST-EVER INCREASE IN MANAGEMENT FEE. The current management fee has been in place since the Fund was introduced in 1968. The Trustees believe the current fee is out of date and inappropriately low under present conditions.

[bullet] THE PROPOSED FEE WOULD PROVIDE RESOURCES NECESSARY TO MANAGE THE FUND. The Trustees concluded that the current fee would not be adequate, over time, to maintain or improve the level of service and performance shareowners receive. The Trustees considered the requirements for excellence in investment management and research, technology and other necessary systems.

[callout in left margin] PLEASE VOTE ON PROPOSAL 1! YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

[bullet] EXTENSIVE, INDEPENDENT RESEARCH SHOWS THE PROPOSED FEE IS APPROPRIATE, GIVEN FEES PAID BY OTHER, SIMILAR MUTUAL FUNDS. The Trustees hired two independent, outside consultants - Lipper Analytical Services, Inc. and Morningstar, Inc. - to analyze the proposed fee in the context of other mutual funds. (As you may know, Lipper and Morningstar compile and analyze a wide range of data on mutual funds.) The proposed fee is consistent with the management fees paid by competing funds with investment objectives of capital appreciation.

Please cast your vote on Proposal 1 now by completing and signing the enclosed proxy card. Please mail your completed and signed proxy as quickly as possible, using the postage-paid envelope provided. OR, FOR YOUR CONVENIENCE, FAX YOUR PROXY CARD USING PIONEER'S TOLL-FREE FAX LINE AT 1-888-451-8683. PLEASE BE SURE TO SIGN YOUR PROXY CARD AND FAX BOTH THE FRONT AND BACK OF THE CARD. You can call Pioneer at 1-800-225-6292 if you have any questions about the proposal or the process for voting your shares. Thank you for your prompt response.

Sincerely,



/s/ John F. Cogan, Jr.
John F. Cogan, Jr.,
Chairman and President

Shareowners approved these proposals on April 21, 1998.

PROPOSAL 2:
Elect nine Trustees to the Board. The Trustees supervise the Fund's activities and review contractual arrangements with companies that provide services to the Fund. All of the nominees currently serve as Trustees.

PROPOSALS 3(A) THROUGH 3(J):
Modernize certain investment restrictions to conform to current standards in the mutual fund industry. The Trustees believe the proposed changes are appropriate and necessary to provide future flexibility in the Fund's investment operations.

PROPOSAL 4:
Ratify the selectino of Arthur Andersen LLP as the Fund's independent public accountants for the fiscal year ending December 31, 1998.

Cast your vote on Proposal 1 by completing and signing the proxy card. Please mail your completed and signed proxy as quickly as possible, using the postage-paid envelope provided.



                                                                       0598-5244

[landscape oriented on perforated top and proxy card]


                              FOR YOUR CONVENIENCE
      YOU MAY FAX YOUR VOTE, TOLL-FREE, DIRECTLY TO OUR PROXY TABULATOR AT
                                 1-888-451-8683
              PLEASE BE SURE TO SIGN YOUR CARD AND FAX BOTH SIDES.
                                                       ----------

 [triangle] Please fold and detach card at perforation before mailing [triangle]


PIONEER GROWTH SHARES            PROXY FOR THE ADJOURNED MEETING OF SHAREHOLDERS
60 STATE STREET, BOSTON,         TO BE HELD THURSDAY, JUNE 18, 1998
MASSACHUSETTS 02109


     The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John
F. Cogan, Jr., David D. Tripple, Robert P. Nault and Joseph P. Barri, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Adjourned Meeting of Shareholders of Pioneer Growth Shares (the "Fund") to be held on Thursday, June 18, 1998 at 2:00 p.m. (Boston time) at the offices of Hale and Dorr LLP, counsel to the Fund, 60 State Street, 26th Floor, Boston, Massachusetts 02109 (the "Meeting"), and any adjourned session or sessions thereof, and there to vote and act upon the following matter (as more fully described in the Proxy Statement dated March 12, 1998) in respect of all shares of the Fund which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present:
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FUND. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                 DATED: __________________________________, 199_
                                 In signing, please write name(s) exactly as appearing hereon. When signing as attorney, executor, administrator or other fiduciary, please give your full title as such. Joint owners should each sign personally.

                                 [      s i g n a t u r e       b l o c k      ]

                                                 Signature(s)

                                                                070/170/870(ADJ)

                       PLEASE VOTE THIS PROXY CARD TODAY!
                                                   -----
                         YOUR PROMPT RESPONSE WILL SAVE
                      THE EXPENSE OF ADDITIONAL MAILINGS.

     NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE.
     ----------------------------------------------------------------------

              Please vote by filling in the appropriate box below.

 [triangle] Please fold and detach card at perforation before mailing [triangle]

1. To approve a new Management Contract      FOR     AGAINST     ABSTAIN
   with Pioneering Management Corporation,   [box]    [box]       [box]       1.
   the Fund's investment adviser ("PMC"),
   increasing the rate at which management     [optical scanning markers]
   fees are payable to PMC:

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                                                070/170/870(ADJ)

 [logo
PIONEER]


              PIONEER GROWTH SHARES - IMPORTANT PROXY INFORMATION

[callout in left margin] IF ANY OF YOUR PIONEER GROWTH SHARES' CLIENTS HAVE NOT YET VOTED, PLEASE ENCOURAGE THEM TO DO SO.

Some time ago, your clients received a Proxy Statement proposing changes to Pioneer Growth Shares. Unfortunately, one of the proposals - a new management contract with Pioneering Management Corporation (PMC) that includes a performance-based management fee - did not receive sufficient votes to be approved at the April 21, 1998, shareowner meeting. As a result, we have adjourned the meeting with respect to this proposal until Thursday, June 18, 1998.

[callout in left margin] THE FUND'S BOARD OF TRUSTEES RECOMMENDS THAT SHAREOWNERS VOTE FOR THIS PROPOSAL.

As explained more fully in the Proxy Statement, the Trustees commissioned and relied upon independent studies prepared by Morningstar, Inc. and Lipper Analytical Securities Corporation in determining the need for and fairness of the proposed fee arrangements. After reviewing these studies, the Trustees concluded that:

[bullet] The current fee rate, WHICH HAS NOT INCREASED SINCE THE INCEPTION OF THE FUND IN 1968, is out of date and inappropriately low under present conditions. It does not reflect the existing competitive situation within the group of growth funds comparable with the Fund and it will not allow PMC to meet the Fund's ongoing requirement for excellence in service and investment management.

[bullet] While the proposed basic fee is higher than the management fee currently paid by the Fund to PMC, it is consistent with management fees charged by the Fund's competitors. Plus, because the fee is performance-based, it may be lower or higher than the proposed basic fee, depending on the Fund's investment performance relative to a selected securities index.

[bullet] The proposed fee should provide the necessary resources to maintain and attract investment management staff and provide technology and other systems necessary to keep the Fund operating at the level of service and investment performance currently provided to shareowners and for the benefit of shareowners in the future.

For your clients' convenience, we are sending another proxy card to shareowners who have not voted yet. THE CARD CAN BE MAILED OR FAXED BACK TO PIONEER. We hope you'll prompt your clients to vote as soon as possible. If you have any questions about the proposal or the June 18 meeting, please don't hesitate to call us.

         FOR MORE INFORMATION, CONTACT YOUR PIONEER SALES SPECIALIST AT
                                1-800-622-9876.

            FOR BROKER/DEALER USE ONLY - NOT FOR USE WITH THE PUBLIC

   PIONEER FUNDS DISTRIBUTOR, INC. 60 STATE STREET BOSTON, MASSACHUSETTS 02109
                                                                       0498-XXXX

         PIONEER GROWTH SHARES PROXY SOLICITATION: QUESTIONS AND ANSWERS

Q: WHAT HAPPENED AT THE APRIL 21, 1998 SHAREOWNER MEETING?
A: The shareowners of Pioneer Growth Shares had four proposals to vote on at the April 21 meeting. The required number of shares were voted so a quorum was obtained for three of the four proposals, WHICH SHAREOWNERS APPROVED. These approved proposals were: Proposals 2, 3 and 4.

PROPOSALS APPROVED ON APRIL 21, 1998
         PROPOSAL 2: ELECT NINE TRUSTEES TO THE BOARD. The Trustees supervise the Fund's activities and review contractual arrangements with companies that provide services to the Fund. All of the nominees were elected.

         PROPOSALS 3(A) THROUGH 3(J): MODERNIZE CERTAIN INVESTMENT RESTRICTIONS to conform to current standards in the mutual fund industry. The Trustees believed that the changes were appropriate and necessary to provide future flexibility in the Fund's investment operations.

         PROPOSAL 4: ARTHUR ANDERSEN LLP was ratified as the Fund's independent public accountants for the fiscal year ending December 31, 1998.

UNFORTUNATELY, NOT ENOUGH VOTES WERE CAST TO CONCLUDE THE VOTE ON THE REMAINING PROPOSAL -- THE ADOPTION OF A NEW MANAGEMENT CONTRACT FOR THE FUND. AS A RESULT, THE MEETING FOR PROPOSAL 1 WAS ADJOURNED UNTIL JUNE 18, 1998.

PROPOSAL ADJOURNED ON APRIL 21, 1998
PROPOSAL 1: APPROVE A NEW MANAGEMENT CONTRACT WITH PIONEERING MANAGEMENT CORPORATION (PMC), including a performance-based management fee. Depending upon the investment performance of the Fund's Class A Shares, relative to a selected securities index, the fee paid by the Fund may be lower or higher than the proposed basic fee. The proposed basic fee is higher than the management fee currently paid by the Fund to PMC.

Q: WHAT DOES IT MEAN TO ADJOURN A SHAREOWNER MEETING?
A: Since not enough votes were cast to resolve the issue, management decided to "adjourn" or delay the scheduled date of the shareowner meeting to June 18, 1998. The delay will enable the Fund to contact shareowners who have not yet voted on the proposal in order to reach the required level of response.


                              FOR INTERNAL USE ONLY

Q: WHAT DO I (THE SHAREOWNER) NEED TO DO NOW?
A: If you have not already completed and returned the proxy card included in an earlier package, please send it to us now in the postage-paid envelope provided. Or you can fax it to us at our toll-free number: 1-888-451-8683. IF YOU DO NOT HAVE YOUR PROXY CARD, I CAN TAKE YOUR VOTE OVER THE PHONE. As stated in the original proxy, the Fund's Trustees, whose primary function is to protect your interests as a shareowner, recommend that you vote FOR the proposal adopting the new Management Contract.

Q: WHAT DID THE TRUSTEES DO TO REVIEW THIS PROPOSAL AND SUBSEQUENTLY RECOMMEND THAT I VOTE FOR THE CHANGE?
A: The Fund's Trustees did exhaustive research on this proposal over the course of four to five months. They even hired two independent, outside consultants -- Lipper Analytical Services, Inc. and Morningstar, Inc. -- to analyze the fee proposal in the context of the rest of the industry. (As you may know, Lipper and Morningstar compile and analyze a wide range of data on mutual funds.) After extensive research, the Trustees concluded that Management's proposal was, in fact, fair and reasonable.

Q: WHAT EFFECT WILL THE PROPOSED NEW MANAGEMENT CONTRACT HAVE?
A: The fee ultimately paid by the Fund will be higher than that paid under the existing contract, even though it may vary as a result of Fund performance.

The current management fee structure has been in place since the Fund's inception in 1968. The Fund pays the investment adviser, Pioneering Management Corporation (PMC), the following fees, regardless of the Fund's performance:

 o   0.50% of the Fund's average daily net assets up to $250 million
 o   0.48% of the next $50 million ($250 million to $300 million), and
 o   0.45% of the amount over $300 million

At 12/31/97 asset levels, the Fund is paying an effective management fee of 0.48%.

Proposal 1 calls for the basic fee to increase to the following rates:

 o   0.700% of the Fund's average daily net assets up to $1 billion
 o   0.675% of the next $4 billion ($1 billion to $5 billion)
 o   0.650% of the next $5 billion ($5 billion to $10 billion), and
 o   0.575% of the amount over $10 billion


                             FOR INTERNAL USE ONLY

However, the introduction of a performance-based fee structure would link the management fee to the Fund's performance, relative to an objective index. This means THE FEE ULTIMATELY PAID BY THE FUND MAY BE HIGHER OR LOWER THAN THE BASIC FEE.

Q: WHY IS THE BASIC FEE BEING INCREASED?
A: The current fee paid by your Fund has not changed since the Fund's inception in 1968. Over the past 20 years, it has become significantly more complicated and expensive to manage a mutual fund. Pioneering Management Corporation and the Trustees believe the industry has changed dramatically, particularly in terms of research, technology and salary requirements. The increased fee would help maintain and attract investment management, research and other talent. It would also help provide technology and other systems necessary to support the service and performance Fund shareowners currently enjoy, and make it possible to improve future service and investment performance.

Q: HOW WOULD THE PROPOSED PERFORMANCE-BASED FEE BE CALCULATED?
A: Simply, the performance-based fee would combine a basic fee with a performance adjustment. The Fund would add to or subtract from the basic fee based on its Class A Shares' performance relative to the Lipper Growth Funds Index, which the Fund's Trustees consider to be a fair benchmark for the performance of funds with similar objectives.

The performance adjustment would be based on the Fund's performance over a 36-month period. The comparison between the Index's and Fund's performance will be made at the end of each month. Each percentage point of difference, up to 10 percentage points, would be multiplied by a performance adjustment of 0.01%. This means the maximum adjustment rate to the basic fee is 0.10% (10 x 0.01%), up or down. THEREFORE, THE FUND'S MANAGEMENT FEE COULD RANGE FROM 0.60% TO 0.80% FOR UP TO $1 BILLION IN ASSETS. That translates into an increase of between $0.12 and $0.32 per $1,000.00.

For example, if the Fund's 36-month average annual total return was 15.0%, and the Lipper Growth Funds Index's 36-month average annual total return was 25.0%, the management fee would be the basic fee MINUS the performance-adjustment figure:

                    0.70% - [0.01% x (15.0% - 25.0%)] = 0.60%

Conversely, if the Fund's 36-month average annual total return was 25.0%, and the Lipper Growth Funds Index's 36-month average annual total return was 15.0%, the management fee would be the basic fee PLUS the performance-adjustment figure:


                             FOR INTERNAL USE ONLY

                    0.70% + [0.01% x (25.0% - 15.0%)] = 0.80%

Q: THE PROPOSED MANAGEMENT FEE SEEMS HIGH TO ME. IS IT?
A: Comparatively, no. Based on a study conducted by Pioneer, the Fund's proposed fee would still be lower than most management fees currently being charged for similar funds throughout the mutual fund industry.

Naturally, before proposing a change in management fee to the Trustees, Pioneer undertook extensive research into how and how much other mutual funds were paying in management fees. Here's what we found:

 o At current asset levels, your Fund's proposed basic management fee would be in the bottom third (below 71%) of the fees paid by growth funds.*
 o While similar funds pay management fees ranging from 1.50% to 0.28%, 40% of growth funds pay a flat fee of 0.75% or more, regardless of the fund's size (net assets).
 o The median management fee paid by growth funds is 0.75%, and your Fund's basic fee of 0.70% is below the median. If your Fund outperformed its index enough to trigger the full upward adjustment, the maximum performance-adjusted fee of 0.80% would be only slightly above the median.

* The growth universe includes 344 funds with the growth objective. It excludes institutional funds, index funds and funds that pay a single, all-inclusive fee for management, transfer agency, custody, accounting, etc., or some combination of these fees bundled with the management fee.

Q: WHEN WOULD THE PROPOSED PERFORMANCE-BASED FEE TAKE EFFECT?
A: The effective date of the proposed contract is expected to be July 1, 1998, and the new fee structure would take effect at that time. HOWEVER, THE FUND WILL PAY ONLY THE BASIC FEE FOR 12 MONTHS, WITH NO PERFORMANCE ADJUSTMENT. THE PERFORMANCE ADJUSTMENT WOULD BEGIN IN THE 13TH MONTH, based on the 12 months of performance generated with the new fee structure in place. Each subsequent month's performance would be added to the equation until there are 36 months of performance. At that point, the adjustment would be based on a rolling 36-month period.

GENERAL QUESTIONS
Q: WHO MAKES THE FINAL DECISIONS ABOUT THIS PROPOSAL?
A: You do. The Trustees you have elected - whose primary role, as mentioned, is protecting your interests as a shareowner - have unanimously approved the proposal and


                             FOR INTERNAL USE ONLY
encourage you to vote FOR each. However, you must make the final decision, either by attending the meeting in person or by giving your proxy vote.

Q: WHEN AND WHERE WILL THE MEETING TAKE PLACE?
A: The ADJOURNED meeting is scheduled to reconvene on June 18, 1998, in Boston.

Q: WHAT IF I HAVE QUESTIONS ABOUT MY INVESTMENT?
A: The investment representative through whom you purchased Pioneer Growth Shares can provide you with additional information.


                             FOR INTERNAL USE ONLY